Exhibit 10.1

CONSULTING AGREEMENT

     This CONSULTING AGREEMENT, dated as of November 15, 1990, is entered into by and between EJ Financial Enterprises, Inc., a Delaware corporation (“EJ Financial”), and Akorn, Inc., a Louisiana corporation (“Akorn”).

WITNESSETH:

     WHEREAS, Akorn has requested that EJ Financial provide to Akorn certain consulting services described herein commencing on the date hereof; and

     WHEREAS, EJ Financial is willing to provide to Akorn such services on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Consulting Services. Akorn hereby retains EJ Financial as an independent consultant to provide management consulting services relating to strategic corporate objectives of Akorn (the “Consulting Services”), and EJ Financial hereby agrees to provide Akorn with such Consulting Services, upon the terms and subject to the conditions hereinafter set forth.

     2. Position and Duties. EJ Financial shall serve only as a consultant to Akorn with respect to the Consulting Services. Nothing herein shall be deemed to cause EJ Financial or any of its directors, officers or employees to be considered an agent of Akorn. Akorn acknowledges that EJ Financial and its directors, officers and employees may provide consulting services to other entities, serve as members of certain other corporate boards of directors and engage in other business activities.

     3. Term. The term of the consulting arrangement hereunder shall commence on the date hereof and continue until December 31, 1993 (the “Term”), unless earlier terminated pursuant to Section 6.

     4. Compensation. In consideration for the Consulting Services provided by EJ Financial hereunder, Akorn shall pay to EJ Financial a fixed monthly consulting fee equal to $4,167 per calendar month ($50,000 per year) payable in arrears on the last business day of each month during the Term (collectively, the “Monthly Payments”). In the case of any month in which this Agreement is not in effect for the full month, such consulting fee shall be prorated based on the number of days in the month with respect to which this Agreement is in effect.

     5. Expenses. Akorn shall promptly reimburse EJ Financial for all reasonable expenses incurred by EJ Financial or any of its directors, officers or employees in the performance of its duties hereunder, including, but not limited to, travel expenses between Chicago, Illinois and New Orleans, Louisiana, and living expenses while away from home in the service of Akorn; provided, that such expenses in excess of $200 shall have been approved in writing by John Kapoor, Barry LeBlanc and Doyle Gaw prior to the incurrence thereof. In addition, EJ Financial shall comply with such requirements with respect to expenses as Akorn may reasonably establish in writing from time to time in respect of Akorn’s executive officers.

     6. Termination. This Consulting Agreement shall commence on the date hereof and continue until all of the parties’ obligations hereunder have been fulfilled, except that this Consulting Agreement (other than Sections 7 and 8) shall terminate 30 days after the delivery by either party of a notice to the effect that such party has determined to terminate this Consulting Agreement. EJ Financial shall not be entitled to any compensation or severance pay or other termination benefits upon any termination of this Consulting Agreement; provided, however, that EJ Financial shall be entitled to receive any Monthly Payments owed to it by Akorn with respect to any period prior to such termination. Termination pursuant to this Section 6 shall be the sole remedy of Akorn for a failure of EJ Financial to provide the Consulting Services as described in Section 1 hereof.

     7. Confidential Information. EJ Financial recognizes and acknowledges that certain assets of Akorn and its affiliates, including, without limitation, information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, trade secrets and any reports prepared by EJ Financial or any of its directors, officers or employees delivered to Akorn hereunder (hereinafter call “Confidential Information”) are valuable, special, and unique assets of Akorn and its affiliates. Neither EJ Financial nor any director, officer or employee thereof shall, during or after the term of this Agreement, disclose any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be directed in writing by the management of Akorn, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by EJ Financial or any director, officer or employee thereof of their confidentiality obligations hereunder or unless and only to the extent that such disclosure is required by applicable law.

     8. Indemnification. In the event that EJ Financial or any director, officer or employee thereof becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, action, suit or proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise (the “Indemnification Claim”) by reason of or arising out of this Consulting Agreement, Akorn shall indemnify, defend and hold harmless EJ Financial or such director, officer or employee thereof to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to Akorn, against any and all losses, claims, damages, expenses, liabilities or judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such losses, claims, damages, expenses, liabilities or judgments, fines, penalties and amounts paid in settlement) of or arising from such Indemnification Claim. For purposes of this Section 8, the terms “expenses” shall include attorney’s fees and all other costs, expenses and obligations, in each case reasonably paid or incurred in connection with investigating, defending, prosecuting, being a witness in or participating in any Indemnification Claim. If so requested by EJ Financial or any director, officer or employee thereof in writing, Akorn shall advance (within two business days of such request) any and all such expenses to EJ Financial or such director, officer or employee thereof.

     Notwithstanding the foregoing, (i) with respect to any Indemnification Claim brought or made by Akorn or an affiliate thereof, Akorn shall have no obligation to indemnify EJ Financial or any director, officer or employee thereof in the event that it is finally judicially determined that such Indemnification Claims arose primarily out of the gross negligence or intentional misconduct of EJ Financial or such director, officer or employee thereof and (ii) with respect to any Indemnification Claim brought or made by any person or entity other than Akorn or an affiliate thereof, Akorn shall have no obligation to indemnify EJ Financial or any director, officer or employee thereof in the event that it is finally judicially determined that such Indemnification Claim arose primarily out of the intentional misconduct of EJ Financial or such director, officer or employee thereof.

     In the event that Akorn has advance expenses to EJ Financial or any director, officer or employee thereof and it is finally judicially determined, in the case of any Indemnification Claim referred to in clause (i) of the preceding paragraph, that such Indemnification /claim arose primarily out of the gross negligence or intentional misconduct of EJ Financial or such director, officer or employee thereof, or, in the case of any Indemnification Claim referred to in clause (ii) of the preceding paragraph, that such Indemnification Claim arose primarily out of the intentional misconduct of EJ Financial or such director, office or employee thereof, EJ Financial hereby undertakes promptly, but in no event later than thirty days following such final judicial determination, to reimburse Akorn for any such expenses advanced.

     9. General.

          (a) Notices. All notices and other communication hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given when delivered by United States certified or registered mail, return receipt requested, postage prepaid to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 9(a), except that no notice of change of address shall be effective until receipt thereof.

if to Akorn, to:
100 Akorn Drive
Abita Springs, LA 70430
Attn: Barry LeBlanc, President
with a copy to:

Jones, Walker, Waechter,
Poitevent, Carrere & Denegre
Place St. Charles
201 S. Charles Avenue
New Orleans, LA 70170
Attn: Carl C. Hanemann, Esq.

if to EJ Financial, to:
225 East Deerpath Drive
Suite 250
Lake Forest, IL 60045
Attn: John N. Kapoor, President

with a copy to:
Sidley & Austin
One First National Plaza
Chicago, IL 60603
Attn: Thomas A. Cole, Esq.

     (b) Severability. If any provision of this Consulting Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired and such remaining provisions shall remain in full force and effect.

     (c) Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Consulting Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (d) Counterparts. This Consulting Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Entire Agreement. This Consulting Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Consulting Agreement.

     (f) Amendment. No provisions of this Consulting Agreement may be modified, waived or discharged unless such waiver, amendment, modification or discharge is agreed to in writing signed by each of the parties hereto.

     (g) Governing Law. The interpretation, validity and performance of this Consulting Agreement shall be construed and governed in accordance with the laws of the State of Louisiana, regardless of the law that might be applied under applicable principles of conflicts of laws.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Consulting Agreement to be duly executed as of the date and year first above written.

AKORN, INC.
By:	/s/ Doyle S. Gaw
Doyle S. Gaw
Chairman

EJ FINANCIAL ENTERPRISES, INC.
By:	/s/ John N. Kapoor
John N. Kapoor
President

5